Exhibit 10.1
Consent to Loan and Security Agreement

Borrower: Cardlytics, Inc.
Date: March 5, 2021
THIS CONSENT TO LOAN AND SECURITY AGREEMENT (this "Consent") is entered into between PACIFIC WESTERN BANK, a California state-chartered bank ("PWB"), as Agent and Lender, the other lenders from time to time party to the Loan Agreement, and the borrower named above ("Borrower"). PWB and lenders that may hereafter join as lenders under the Loan Agreement (as defined below) are herein sometimes collectively referred to as "Lenders" and individually as a " Lender". PWB, in its capacity as administrative and collateral Agent for the Lenders, is referred to herein as the "Agent" (which term shall include any successor Agent in accordance with terms hereof).
Reference is made to that certain Loan and Security Agreement between them, dated May 21, 2018 (as amended, the "Loan Agreement"), among Agent, Lenders and Borrower. (Capitalized terms used but not defined in this Consent shall have the meanings set forth in the Loan Agreement.)
Borrower has advised Agent and Lenders that Borrower has entered into that certain Agreement and Plan of Reorganization dated as of February 26, 202] by and among Borrower , BSPEARS MERGER SUB I, INC., a Delaware corporation and a wholly owned Subsidiary of Parent ("Merger Sub I"), BSPEARS MERGER SUB II, LLC, a Delaware limited liability company and a wholly owned Subsidiary of Parent ("Merger Sub JI" ), DOSH HOLDINGS, INC., a Delaware corporation (the "Pre Merger Company"), and FORTIS ADVISORS LLC, a Delaware limited liability company solely in its capacity as the representative of the Pre-Merger Company stockholders (the "Stockholder Representative") (the "Merger Agreement"). Pursuant to the terms of the Merger Agreement, Merger Sub I will merge with and into Pre-Merger Company (the "First Merger"), and Pre-Merger Company shall be the surviving entity of such merger ("First Merger Surviving Company") and promptly thereafter, the First Merger Surviving Company will merge with and into Merger Sub II ("Second Merger" and collectively, the "Mergers"), and Merger Sub 11 shall be the surviving entity of such merger ("Surviving Company"). Pursuant to the terms of the Merger Agreement, Borrower shall acquire and become holder of all issued and outstanding shares of Pre-Merger Company for the purchase price of approximately $275,000,000, of which approximately $150,000,000 will be paid in ca sh at the closing of the transaction and approximately $125,000,000 in Borrower's shares will be issued to the existing shareholders of the Pre-Merger Company (the "Purchase Price"). As a result of the Mergers, Surviving Company shall become a wholly owned Subsidiary of Borrower.
The entering into the Merger Agreement and consummating the Mergers (including payment of the Purchase Price) are collectively referred to herein as the "Merger Transaction". Pursuant to Sections 5.S(i), (ii), (iii), (iv) and (xv) of the Loan Agreement, Borrower is prohibited from entering the Merger Transaction without Agent and Required Lenders' prior written consent. Borrower hereby requests that Agents and Required Lenders acknowledge and consent to the Merger Transaction. Agent and Required Lenders agree to acknowledge and consent to the Merger Transaction subject to the terms and conditions provided for herein.
1.    Consent.

1.1    Consent to Merger Transaction. This will confirm Agent and Required Lenders’ consent to the Merger Transaction subject to the following conditions (the “Merger Conditions”): (i) the final documentation evidencing the Merger Transaction reflects the Merger Transaction as described above, (ii) the Merger Transaction closes and (iii) at the date the Merger Transaction is consummated, before and after giving effect thereto, neither an Event of Default, nor an event which, with notice or lapse of time or both would constitute an Event of Default, has occurred and is continuing. The consent contained herein is a limited consent and (a) shall only be relied upon and used for the specific purpose set forth herein, (b) shall not constitute nor be deemed to constitute a waiver, except as otherwise expressly set forth herein, of (x) any Default or Event of Default or (y) any term or condition of the Loan Agreement and the other Loan Documents, (c) shall not constitute nor be deemed to constitute a consent by the Lender to anything other

Exhibit 10.1
than the specific purpose set forth herein and (d) shall not constitute a custom or course of dealing among the parties hereto.
1.2    No Loans or Transfer of Assets to Surviving Company and No Inclusion of Surviving Company’s Eligible Accounts in determining the Revolving Loan Credit Limit Until Certain Conditions are Satisfied. The foregoing consent does not constitute a consent to any other similar transaction or to any Loans being requested by, or being made to, Surviving Company or assets of Borrower (including any Collateral) being transferred to Surviving Company without the prior written consent of Agent and Lenders or until such time as Surviving Company: (i) has become a co-Borrower under the Loan Agreement, (ii) granted Agent and Lenders a first-priority security interest in the assets of Surviving Company (subject to Permitted Liens) and (iii) Agent has received such evidence as it reasonably deems necessary to confirm such first-priority security interest. Moreover, Borrower covenants and agrees that Surviving Company’s recurring revenue shall not be included in the determination of the Revolving Loan Credit Limit, borrowing base calculation or otherwise be used as the basis for any Loan until such time as the conditions set forth in the preceding sentence have been satisfied.
1.3    Representations. Borrower represents and warrants to Agent and Lenders, that the signed copies of the Merger Agreement (and all exhibits and schedules attached thereto) provided to Agent prior to the date hereof, are true, correct and complete.
1.4    Joinder of Surviving Company. Within 30 days after the closing of the Merger Transaction (or such longer period as Agent may agree in writing, in its sole discretion), Borrower shall cause Surviving Company to become a co-Borrower under the Loan Agreement, pursuant to an Assumption Agreement or other documentation in such form as Lender shall reasonably specify and execute all documents and take all actions, as Agent, may, in its Good Faith Business Judgment, deem necessary or useful in order to perfect Agent’s perfected first-priority security interest in the assets of Surviving Company (including without limitation, providing a Borrower Information Certificate, intellectual property security agreement, officers’ certificate certifying the accuracy of Surviving Company’s organizational documents, good standing, and any member relating to the assumption of Obligations under the Loan Agreement).
2.    Representations True. Borrower represents and warrants to Agent and Lenders that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct in all material respects, except as to representations and warranties that relate to a different date, in which case said representations and warranties continue to be true in all material respects as of said date and those representations and warranties that are conditioned by materiality, which shall be true and correct in all respects.
3.    General Release. In consideration for Agent and Lenders entering into this Consent, Borrower hereby irrevocably releases and forever discharges Agent, Lenders, and their successors, assigns, agents, shareholders, directors, officers, employees, agents, attorneys, parent corporations, subsidiary corporations, affiliated corporations, affiliates, participants, and each of them (collectively, the “Releasees”), from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action, of every nature and description, known and unknown, which Borrower now has or at any time may hold, by reason of any matter, cause or thing occurred, done, omitted or suffered to be done prior to the date of this Consent arising under or in any way related to the Loan Agreement, this Consent or any other Loan Document or any of the transactions contemplated herein or therein (collectively, the “Released Claims”). Borrower hereby irrevocably waives the benefits of any and all statutes and rules of law to the extent the same provide in substance that a general release does not extend to claims which the creditor does not know or suspect to exist in its favor at the time of executing the release. Borrower represents and warrants that it has not assigned to any other Person any Released Claim, and agrees to indemnify Agent and Lenders against any and all actions, demands, obligations, causes of action, decrees, awards, claims, liabilities, losses and costs, including but not limited to reasonable attorneys' fees of counsel of Lenders’ choice and costs, which Lenders may sustain or incur as a result of a breach or purported breach of the foregoing representation and warranty.
4.    No Waiver. Nothing herein constitutes a waiver of any default or Event of Default under the Loan Agreement or any other Loan Documents, whether or not known to Agent, except as set forth in Section 1.

Exhibit 10.1
5.    General Provisions. Borrower hereby ratifies and confirms the continuing validity, enforceability and effectiveness of the Loan Agreement and all other Loan Documents. This Consent, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Agent, Lenders and Borrower, and the other written documents and agreements between Agent, Lenders and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Agent and Lenders on the one hand and Borrower on the other hand shall continue in full force and effect and the same are hereby ratified and confirmed. This Consent may be executed in multiple counterparts, by different parties signing separate counterparts, and all of the same taken together shall constitute one and the same agreement.
6.    Mutual Waiver of Jury Trial. AGENT AND LENDERS AND BORROWER EACH ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT IT MAY BE WAIVED. EACH OF THE PARTIES, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF THEIR CHOICE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS CONSENT, THE LOAN AGREEMENT, OR ANY RELATED INSTRUMENT OR LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS CONSENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), ACTION OR INACTION OF ANY OF THEM. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY PARTY HERETO, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY EACH OF THEM. IF FOR ANY REASON THE PROVISIONS OF THIS SECTION ARE VOID, INVALID OR UNENFORCEABLE, THE SAME SHALL NOT AFFECT ANY OTHER TERM OR PROVISION OF THIS CONSENT, AND ALL OTHER TERMS AND PROVISIONS OF THIS CONSENT SHALL BE UNAFFECTED BY THE SAME AND CONTINUE IN FULL FORCE AND EFFECT.

Borrower:	Agent and Lender:
CARDLYTICS, INC.	PACIFIC WESTERN BANK

/s/ Andrew Christiansen	/s/ Mykas Degesys
Andrew Christiansen	Mykas Degesys
Chief Financial Officer (Principal Financial and Accounting Officer)	SVP